EXHIBIT 10.26

                              TERMINATION AGREEMENT

      TERMINATION AGREEMENT entered into as of September 4, 2000, by and between AMBIENT CORPORATION, a Delaware corporation (hereinafter, the "Company") and ARYEH WEINBERG (hereinafter, "Weinberg").

                               W I T N E S S E T H

      WHEREAS, Weinberg currently holds the position of Chief Financial Officer of each of the Company and Kliks.com Ltd, an Israeli company and a subsidiary of the Company ("Kliks"), Ambient Ltd., an Israeli company and a subsidiary of the Company, PLT solutions, Inc., a Delaware corporation and a subsidiary of the Company ("PLT") and Insulated Connection Corporation, an Israeli company and subsidiary of the Company ("ICC"; the Company and Kliks, Ambient Ltd., PLT and ICC may hereinafter be referred to collectively as the "Companies") and also serves as a director of the Company; and

      WHEREAS, the parties desire to set forth their agreement respecting the resignation by Weinberg from the position held with each of the Companies and from his directorship with the Company.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, Weinberg and the Company hereby agree as follows:

1.    Resignation from all Position held with the Companies

      1.1 By his signature below and effective upon delivery, Weinberg hereby resigns from the position of Chief Financial Officer of the Company and each of the other Companies and, by the signature below of its duly authorized officer, the Company, on its behalf and on behalf of each of the other Companies, hereby accepts the resignation of Weinberg. Weinberg will continue in the employ of the Company through September 30, 2000, for the purposes of assisting in the transmission of his duties to individual(s) designated by the Company.

      1.2 By his signature below and effective as of September 5, 2000, Weinberg hereby resigns from the position of director of the Company and acknowledges and agrees that his signature hereafter set forth below and delivery of this Agreement shall serve as notice to the Board of Directors of the Company of such resignation and the Company, by the signature below of it duly authorized officer, hereby accepts the resignation of Weinberg.

2.    Severance Package

      2.1 In consideration of the releases contained in Section 3 hereof and subject to the compliance by Weinberg of the terms and conditions set forth herein,

      (i) the Company shall pay to Weinberg, on or before October 1, 2000, an amount equal to six months' salary payable under the Employment Agreement, dated as of March 1 2000, between the Company and Weinberg (hereinafter, the "Employment Agreement");

      (ii) Notwithstanding anything to the contrary contained in the Company 1998 Stock Option Plan (hereinafter, the "1998 Plan"), Weinberg shall be entitled to exercise through June 30, 2002 options granted to him under the 1998 Plan prior to the date hereof comprised of options for 51,000 shares of Common Stock, par value $0.001 of the Company (hereinafter, the "Common Stock") exercisable at an exercise price per share of $0.81 and options for 30,000 shares of Common Stock at an exercise price per share of $0.01; and (iii) Upon (and subject to) the approval of the Company's stockholder at the 2000 annual meeting of stockholders of a proposal to increase the number of shares of Common Stock that the Company is authorized to issue, the Company undertakes to issue to Weinberg 25,000 shares of Common Stock (hereinafter, the "Shares"), at a purchase price per share of $0.01.

      2.2 In the event that the Company shall subsequently file with the Securities and Exchange Commission a registration statement (on Form SB-2 or other appropriate form) under the Securities Act of 1933, as amended, respecting the resale of securities then held by the Company's stockholders or other rights-holders, then the Company, at its own expense, shall include for resale under such registration statement the Shares and the shares of Common Stock issuable upon exercise of the options granted to him under the 1998 Plan then held by Weinberg; provided, that, Weinberg hereby agrees to comply with any restriction or limitation, including but not limited to lock-ups, which may be then imposed on any of the stockholders of rights-holders participating in such registration statement.

      2.3 Subject to the compliance by Weinberg of the terms and conditions set forth herein, Weinberg shall be entitled to retain the use of the Company automobile currently used by him and the Company shall execute all documents necessary to transfer title to Weinberg to such automobile.

      2.4 Upon the effective date of termination of employment, the Company will cause its subsidiary Ambient Ltd. to transfer to Weinberg the Manager's Insurance (Bituach Menahalim) currently in effect and to remit to Weinberg all funds aggregated to date under the Keren Hishtalmut.

3.    Restrictions on Sales or Other Disposition

      3.1 In consideration of the registration rights granted to Weinberg under
Section 2.2 hereof, Weinberg hereby agrees to not sell or otherwise transfer, during any consecutive thirty (30) day period, commencing after the date first set forth above, more than 50,000 shares of Common Stock. The Company may institute reasonable procedures (such as, but not necessarily limited to, the establishment of an escrow arrangement) to assure compliance herewith. Notwithstanding the foregoing restrictions, Weinberg may effect a private transfer of all or part of his securities, provided the transferee agrees in a writing provided to the Company to be bound by all of the terms hereof as if such transferee were an original signatory hereto (and the provisions of this document shall apply to me, such transferee and any other of the undersigned's transferees jointly).

4.    Release

      4.1 In consideration of payment by the Company of the amounts set forth in
Section 2.1 hereof and the issuance of the Shares set forth therein and the registration rights granted under Section 2.2, Weinberg (and each of his heirs, successors, executors, attorneys, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Company and the other Companies, their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof including specifically, but without limiting the generality of the foregoing, claims relating to or arising under the Employment Agreement, provided, that, notwithstanding anything to the contrary contained herein, the foregoing release shall not be construed to apply with respect to any continuing obligation or duty of Weinberg under Section 7 (Confidentiality) and Section 8 (Non-compete) in the Employment Agreement. The foregoing release shall not be construed as a waiver by Weinberg of the due and full performance by the Company of its obligations specifically undertaken pursuant to this Agreement.

      4.2 In consideration of Weinberg's release, each of the Companies (and each of their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Weinberg (and each of his heirs, successors, executors, attorneys, personal representatives and assigns), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof including specifically, but without limiting the generality of the foregoing, claims relating to or arising under the Employment Agreement. The foregoing release shall not be construed as a waiver by Companies of the due and full performance by Weinberg of his obligations specifically undertaken pursuant to this Agreement.

5.    Continuing Obligations

      5.1 In consideration of the Company's agreements hereunder, Weinberg agrees, from the date set forth above through December 31, 2000, to assist the Company in the transition of the duties formerly held by him to such person or persons as the Company shall designate and to take all reasonable measures in connection therewith so that Weinberg's replacement shall be able to perform his/her duties in an appropriate and satisfactory manner.

      5.2 Notwithstanding the Company's releases contained in Section 3.1 hereof, Weinberg hereby acknowledges and agrees that the provisions of Section 7 (Confidentiality) and Section 8 (Non-Compete) of the Employment Agreement shall continue in full force and effect in accordance with their terms and nothing contained herein shall be construed or interpreted as a waiver by the Company or any of the other Companies of any right or remedy available to any thereof in respect of the breach or non compliance by Weinberg of his obligation thereunder.

6.    Indemnity

      The Company shall indemnify Weinberg as follows: (i) against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company, as a director, officer or employee or agent of the Company, except in such cases wherein Weinberg is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

7.    Miscellaneous

      7.1 Assignment and Succession. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. Weinberg's rights and obligations hereunder are personal and may not be assigned.

      7.2 Headings. The Article, Section , paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

      7.3 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

      7.4 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

      7.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      7.6 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

      7.7 Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement.

      7.8 Governing Law; Dispute Resolution and Jurisdiction. This Agreement and the performance hereof shall be construed and governed in accordance with the internal laws of the State of New York without reference to principles of conflict of laws. Each party hereby irrevocably consents to the jurisdiction of the appropriate New York State Court venued in the County of Manhattan for any dispute or action relating to this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Weinberg has signed this Agreement as of the day and year first above written.

                                      AMBIENT CORPORATION


                                      By: s/ Michael Braunold
                                          -----------------------------
                                      Title CEO


                                      s/ Aryeh Weinberg
                                      ---------------------------------
                                      ARYEH WEINBERG